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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated, March 4, 1998 relating to the financial statements appearing in Algos Pharmaceutical Corporation's (a development stage enterprise) Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.

                                          PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 10, 1999




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